POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints MALLARY REZNIK and TRINA SANDOVAL, or each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in all capacities, to sign any and all amendments (including pre-and post-effective amendments) to the Registration Statements listed below, for which THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK serves as Depositor, and to file the same, with all exhibits thereto, and other documents in connection therewith, as fully to all intents as he or she might or could do in person, including specifically, but without limiting the generality of the foregoing, to (i) take any action to comply with any rules, regulations or requirements of the Securities and Exchange Commission under the federal securities laws; (ii) make application for and secure any exemptions from the federal securities laws; (iii) register additional annuity contracts under the federal securities laws, if registration is deemed necessary. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or their substitutes, shall do or cause to be done by virtue thereof.

REGISTRATION STATEMENTS:

Registrant Name	File Nos.
FS Variable Separate Account 811-08810	333-178845 333-178848 333-178842 333-178841 333-198224	333-178844 333-178849 333-178843 333-178854 333-234490	333-178859 333-178857 333-178855 333-178850 333-234491	333-178852 333-178853 333-178847 333-178846
FS Variable Separate Account Five 811-08369	333-178860	333-178858	333-178862	333-178856
USL Separate Account USL A 811-04865	333-171496 333-171499	333-171503 333-171495	333-171502 333-171500	333-171501 333-234492
USL Separate Account VL-R 811-09359	333-149403 333-151575 333-234494	333-79471 333-105246 333-234495	333-57062 333-105762	333-137941 333-234493

POWERS OF ATTORNEY

Signature	Title	Date

/s/ KEVIN T. HOGAN KEVIN T. HOGAN	Director, Chairman of the Board, Chief Executive Officer, and President (Principal Executive Officer)	October 10, 2021

/s/ THOMAS J. DIEMER THOMAS J. DIEMER	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 7, 2021

/s/ CHRISTOPHER P. FILIAGGI CHRISTOPHER P. FILIAGGI	Senior Vice President and Life Controller (Principal Accounting Officer)	October 6, 2021

/s/ WILLIAM J. CARR WILLIAM J. CARR	Director	October 6, 2021

/s/ MICHAEL P. HARWOOD MICHAEL P. HARWOOD	Director	October 6, 2021

/s/ GLEN D. KELLER GLEN D. KELLER	Director	October 6, 2021

/s/ ELIZABETH A. LEVY-NAVARRO ELIZABETH A. LEVY-NAVARRO	Director	October 6, 2021

/s/ ALIREZA VASEGHI ALIREZA VASEGHI	Director	October 11, 2021